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                                                                  EXHIBIT 11.1

          NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)


                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                      ----------------------------------------------------------------------------
                                                      1997                                 1996
                                      --------------------------------------   -----------------------------------
                                         INCOME      SHARES       PRE-SHARE      INCOME      SHARES      PER-SHARE
                                      (NUMERATOR) (DENOMINATOR)    AMOUNT     (NUMERATOR) (DENOMINATOR)   AMOUNT
                                      ----------- -------------   ---------   ----------- -------------  ---------

Income before
  extraordinary credit                  $7,475                                 $5,710

BASIC EPS
Income available
  to common shareholders                $7,475      4,659           $1.60       $5,710      4,640            $1.23
                                                                    =====                                    =====

EFFECT OF DILUTIVE SECURITIES
  Stock options                                        90                                      57
  Convertible Preferred A
  Convertible Preferred B
                                        ------      -----                       ------      -----

DILUTED EPS
Income available to common
  shareholders + assumed
  conversions                           $7,475      4,749           $1.57       $5,710      4,697            $1.22
                                        ======      =====           =====       ======      =====            =====

                                        FOR THE YEAR ENDED DECEMBER 31,
                                      ---------------------------------------
                                                    1995
                                      ---------------------------------------
                                        INCOME       SHARES        PER-SHARE
                                      (NUMERATOR)  (DENOMINATOR)    AMOUNT
                                      -----------  -------------   ---------
Income before
  extraordinary credit                   $5,905

BASIC EPS
Income available
  to common shareholders                 $5,905        4,443         $1.33
                                                                     =====

EFFECT OF DILUTIVE SECURITIES
  Stock options                                           40
  Convertible Preferred A                                174
  Convertible Preferred B                                128
                                         ------        -----

DILUTED EPS
Income available to common
  shareholders + assumed
  conversions                            $5,905        4,785          $1.23
                                         ======        =====          =====
